Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (July 27, 2017) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced earnings of $13,589,000, or $0.58 per diluted share, for the three months ended June 30, 2017. For the three months ended June 30, 2016 the Company reported earnings of $9,405,000, or $0.41 per diluted share. Diluted shares outstanding were 23,240,112 and 23,070,151 for the three months ended June 30, 2017 and 2016, respectively.

The following is a summary of the components of the Company’s consolidated net income, average common shares, and average diluted common shares outstanding for the periods indicated:

	Three months ended June 30,
(dollars and shares in thousands)	2017	2016	$ Change	% Change
Net Interest Income	$43,434	$41,160	$2,274	5.5%
Reversal of (provision for) loan losses	796	773	23
Noninterest income	12,910	11,245	1,665	14.8%
Noninterest expense	(35,904)	(38,267)	2,363	(6.2%)
Provision for income taxes	(7,647)	(5,506)	(2,141)	38.9%

Net income	$13,589	$9,405	$4,184	44.5%

Average common shares	22,900	22,803	97	0.4%
Average diluted common shares	23,240	23,070	170	0.7%

The following is a summary of certain of the Company’s consolidated assets and deposits as of the dates indicated:

Ending balances	As of June 30,
($ ’s in thousands)	2017	2016	$ Change	% Change
Total assets	$4,519,935	$4,352,492	$167,443	3.8%
Total loans	2,826,393	2,653,630	172,763	6.5%
Total investments	1,249,043	1,220,385	28,658	2.3%
Total deposits	$3,878,422	$3,741,396	$137,026	3.7%

Qtrly avg balances	As of June 30,
($ ’s in thousands)	2017	2016	$ Change	% Change
Total assets	$4,492,389	$4,387,950	$104,439	2.4%
Total loans	2,783,686	2,579,774	203,912	7.9%
Total investments	1,213,959	1,211,556	2,403	0.2%
Total deposits	$3,851,519	$3,778,436	$73,083	1.9%

Included in the Company’s results of operations for the three months ended June 30, 2017 is noninterest income of $712,000 related to the termination on May 9, 2017 of the loss sharing agreements between the Company and the FDIC that were originally agreed to in conjunction with the Company’s acquisition of certain assets and liabilities of Granite Community Bank from the FDIC in May 2010. As part of the termination agreement, the Company paid the FDIC $184,000, and recorded $712,000 of noninterest income representing the difference between the Company’s recorded loss share liability on May 9, 2017 and the payment to the FDIC.

Included in the results of the Company for the three months ended June 30, 2016 was $162,000 of nonrecurring noninterest expense related to the Company’s acquisition of three bank branches from Bank of America on March 18, 2016.

In addition to the income recorded as a result of the termination of the loss sharing agreements, and the nonrecurring merger related expense noted above, there were other expense and revenue items during the three months ended June 30, 2017 and 2016 that may be considered nonrecurring, and these items are described below in various sections of this announcement.

The Company’s primary source of revenue is net interest income, or the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Included in the Company’s net interest income is interest income from municipal bonds that is almost entirely exempt from Federal income tax. These municipal bonds are classified as investments – nontaxable, and the Company may present the interest income from these bonds on a fully tax equivalent (FTE) basis.

Loans acquired through purchase, or acquisition of other banks, are classified by the Company as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. A loan may also be purchased at a premium to face value, in which case, the premium is amortized into (subtracted from) interest income over the remaining life of the loan. Generally, as time goes on, the effects of loan discount accretion and loan premium amortization decrease as the purchased loans mature or pay off early. Upon the early pay off of a loan, any remaining (unaccreted) discount or (unamortized) premium is immediately taken into interest income; and as loan payoffs may vary significantly from quarter to quarter, so may the impact of discount accretion and premium amortization on interest income. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

Following is a summary of the components of net interest income for the periods indicated (dollars in thousands):

	Three months ended
	June 30,
(dollars and shares in thousands)	2017	2016	$ Change	% Change
Interest income	$45,044	$42,590	$2,454	5.8%
Interest expense	(1,610)	(1,430)	(180)	12.6%
FTE adjustment	625	585	40	6.8%

Net interest income (FTE)	$44,059	$41,745	$2,314	5.5%

Net interest margin (FTE)	4.26%	4.13%

Purchased loan discount accretion:
Amount (included in interest income)	$2,170	$2,300
Effect on average loan yield	0.31%	0.36%
Effect on net interest margin (FTE)	0.21%	0.23%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended June 30, 2017			Three Months Ended March 31, 2017			Three Months Ended June 30, 2016
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$2,783,686	$36,418	5.23%	$2,758,544	$34,914	5.06%	$2,579,774	$34,338	5.32%
Investments—taxable	1,077,703	7,231	2.68%	1,038,229	7,094	2.73%	1,085,230	6,945	2.56%
Investments—nontaxable	136,256	1,667	4.89%	136,290	1,666	4.89%	126,326	1,560	4.94%
Cash at Federal Reserve and other banks	137,376	353	1.03%	197,406	435	0.88%	247,398	332	0.54%

Total earning assets	4,135,021	45,669	4.42%	4,130,469	44,109	4.27%	4,038,728	43,175	4.28%

Other assets, net	357,368			363,188			349,222

Total assets	$4,492,389			$4,493,657			$4,387,950

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$936,482	201	0.09%	$907,104	127	0.06%	$886,417	120	0.05%
Savings deposits	1,353,132	410	0.12%	1,376,048	424	0.12%	1,354,846	423	0.12%
Time deposits	321,515	363	0.45%	331,789	343	0.41%	350,215	338	0.39%
Other borrowings	20,011	13	0.26%	17,483	2	0.05%	19,152	3	0.06%
Trust preferred securities	56,736	623	4.39%	56,690	595	4.20%	56,544	546	3.86%

Total interest-bearing liabilities	2,687,876	1,610	0.24%	2,689,114	1,491	0.22%	2,667,174	1,430	0.21%

Noninterest-bearing deposits	1,240,390			1,247,852			1,186,958
Other liabilities	66,898			71,880			62,456
Shareholders’ equity	497,225			484,811			471,362

Total liabilities and shareholders’ equity	$4,492,389			$4,493,657			$4,387,950

Net interest rate spread			4.18%			4.05%			4.07%
Net interest income/net interest margin (FTE)		44,059	4.26%		42,618	4.13%		41,745	4.13%

FTE adjustment		(625)			(625)			(585)

Net interest income (not FTE)		$43,434			$41,993			$41,160

Purchase loan discount accretion effect:
Amount (included in interest income)		$2,170			$1,541			$2,300
Effect on avg loan yield		0.31%			0.22%			0.36%
Effect on net interest margin		0.21%			0.15%			0.23%
Loan sale effect:
Amount (included in interest income)		—			—			—
Effect on avg loan yield		0.00%			0.00%			0.00%
Effect on net interest margin		0.00%			0.00%			0.00%

Net interest income (FTE) during the three months ended June 30, 2017 increased $2,314,000 (5.5%) from the same period in 2016 to $44,059,000. The increase in net interest income (FTE) was due primarily to an increase in the average balances of loans, an increase in yield on investments – taxable, and an increase in yield on Federal funds sold that were partially offset by a decrease in yield on loans compared to the three months ended June 30, 2016.

During the three months ended June 30, 2017, loan interest income increased $2,080,000 (6.1%) to $36,418,000. The increase in loan interest income was due to a $203,912,000 (7.9%) increase in the average balance of loans that was partially offset by a 9 basis point decrease in the average yield on loans to 5.23% compared to 5.32% during the three months ended June 30, 2016. Included in loan interest income for the quarter ended June 30, 2017 was $2,170,000 of purchased loan discount accretion. Included in loan interest income for the quarter ended June 30, 2016 was $2,300,000 of purchased loan discount accretion. During the three months ended June 30, 2017, investment interest income (FTE) increased $393,000 (4.6%) from the year-ago quarter to $8,898,000. The increase in investment interest income was due to a $2,403,000 (0.2%) increase in the average balance of investments and a 12 basis point increase in the average investment yield to 2.93% compared to 2.81% in the year-ago quarter. The increase in loan balances noted above was funded primarily by a $73,083,000 (1.9%) increase in the average balance of total deposits and a $110,022,000 (44.5%) decrease in the average balance of interest earning cash at banks during the three months ended June 30, 2017 compared to the three months ended June 30, 2016. Despite the 44.5% decrease in the average balance of interest earning cash at banks, interest income from cash at banks increased $21,000 (6.3%) to $353,000 due to a 49 basis point increase in the average yield on cash at banks to 1.03% during the three months ended June 30, 2017 compared to 0.54% during the three months ended June 30, 2016. While the average balance of total deposits grew $73,083,000 (1.9%) from the three months ended June 30, 2016 to the three months ended June 30, 2017, the average balance of interest bearing deposits grew $19,651,000 (0.8%), and the average rate paid on those interest bearing deposits increased 1 basis point to 0.15%. The average rate paid on junior subordinated debt increased 53 basis points to 4.39% during the three months ended June 30, 2017 compared to 3.86% during the three months ended June 30, 2016. The changes in the average balances of interest bearing assets and liabilities, and their respective yields and rates, from the three months ended June 30, 2016 to the three months ended June 30, 2017 is indicative of the moderate to strong loan demand and loan origination capabilities of the Company from June 30, 2016 to June 30, 2017, and the increases in short-term interest rates during this time frame that did not result in significant increases in deposit rates or long-term fixed-rate loan rates. For more information related to loan interest income, including loan purchase discount accretion, see the Supplemental Loan Interest Income Data in the tables at the end of this announcement.

The table below that sets forth a summary of the changes in interest income and interest expense from changes in average asset and liability balances (volume) and changes in average interest yields and rates for each category of interest earning asset and interest paying liability for the periods indicated:

	Three months ended June 30, 2017 compared with three months ended June 30, 2016
	Volume	Yield/Rate	Total
Increase (decrease) in interest income:
Loans	$2,712	$(632)	$2,080
Investments—taxable	(48)	334	286
Investments—nontaxable	123	(16)	107
Federal funds sold	(149)	170	21

Total	2,638	(144)	2,494

Increase (decrease) in interest expense:
Demand deposits (interest-bearing)	6	75	81
Savings deposits	(1)	(12)	(13)
Time deposits	(28)	53	25
Other borrowings	—	10	10
Junior subordinated debt	2	75	77

Total	(21)	201	180

Increase (decrease) in net interest income	$2,659	$(345)	$2,314

The Company recorded a reversal of provision for loan losses of $796,000 during the three months ended June 30, 2017 compared to a reversal of provision for loan losses of $773,000 during the three months ended June 30, 2016. The $796,000 reversal of provision for loan losses during the three months ended June 30, 2017 was primarily due to a $2,082,000 reduction in nonperforming loans, continued low historical loan loss experience, and stable to improving economic environmental factors. Nonperforming loans were $17,429,000, or 0.62% of loans outstanding as of June 30, 2017, and represented a decrease from 0.73% of loans outstanding at December 31, 2016, and a decrease from 0.75% of loans outstanding as of June 30, 2016. Net loan charge-offs during the three months ended June 30, 2017 were $2,078,000, and included $1,645,000 of charge-offs related to purchased credit impaired (PCI-other) loans for which an allowance was previously provided. Excluding these PCI loan charge-offs, charge-offs for the three months ended June 30, 2017 would have been $867,000, and charge-offs, net of recoveries, would have been $433,000.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Service charges on deposit accounts	4,323	$3,543	$780	22.0%
ATM fees and interchange	4,248	3,892	356	9.1%
Other service fees	839	849	(10)	(1.2%)
Mortgage banking service fees	526	516	10	1.9%
Change in value of mortgage servicing rights	(457)	(701)	244	(34.8%)

Total service charges and fees	9,479	8,099	1,380	17.0%

Gain on sale of loans	777	889	(112)	(12.6%)
Commission on nondeposit investment products	705	611	94	15.4%
Increase in cash value of life insurance	626	681	(55)	(8.1%)
Change in indemnification asset	711	(149)	860	(577.2%)
Gain on sale of foreclosed assets	153	57	96	168.4%
Other noninterest income	459	1,057	(598)	(56.6%)

Total other noninterest income	3,431	3,146	285	9.1%

Total noninterest income	$12,910	$11,245	$1,665	14.8%

Noninterest income increased $1,665,000 (14.8%) to $12,910,000 during the three months ended June 30, 2017 compared to the three months ended June 30, 2016. The increase in noninterest income was due primarily to a $780,000 (22.0%) increase in service charges on deposit accounts, a $356,000 (9.1%) increase in ATM fees and interchange income, a $244,000 improvement in change in value of mortgage servicing rights, and an $860,000 improvement in change in indemnification asset that were partially offset by a $598,000 decrease in other noninterest income. The $780,000 increase in service charges on deposit accounts was due primarily to increased fee generation from both consumer and business checking customers. The $356,000 increase in ATM fees and interchange revenue was due primarily to the Company’s continued focus in this area, and growth in electronic payments volume. The $244,000 improvement in change in value of mortgage servicing rights (MSRs) was due to a smaller increase in the estimated weighted-average prepayment speed of the loans being serviced during the three months ended June 30, 2017 compared to the three months ended June 30, 2016. Estimated loan prepayment speeds increased from 8.3% per year at March 31, 2017 to 8.7% at June 30, 2017, while they changed from 11.6% at March 31, 2016 to 13.2% at June 30, 2016. Increased prepayment speeds translate into lower value of mortgage servicing rights. The $860,000 improvement in change in indemnification asset was due to the early termination of the related loss sharing agreements between the Company and the FDIC. As part of the termination agreement, the Company paid the FDIC $184,000, and recorded a $712,000 gain representing the difference between the Company’s payment to the FDIC and the recorded payable balance on May 9, 2017. The $598,000 decrease in other noninterest income was due primarily to $275,000 of vendor marketing incentives that were earned, and $238,000 of life insurance benefits in excess of cash value recorded during the three months ended June 30, 2016, and for which similar items were not present during the three months ended June 30, 2017.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended June 30,
(dollars in thousands)	2017	2016	$ Change	% Change
Base salaries, overtime and temporary help, net of deferred loan origination costs	13,657	12,968	$689	5.3%
Commissions and incentives	2,173	2,471	(298)	(12.1%)
Employee benefits	4,664	4,606	58	1.3%

Total salaries and benefits expense	20,494	20,045	449	2.2%

Occupancy	2,705	2,529	176	7.0%
Equipment	1,805	1,844	(39)	(2.1%)
Change in reserve for unfunded commitments	(135)	408	(543)	(133.1%)
Data processing and software	2,441	2,355	86	3.7%
Telecommunications	668	698	(30)	(4.3%)
ATM network charges	1,075	1,002	73	7.3%
Professional fees	690	1,356	(666)	(49.1%)
Advertising and marketing	1,167	1,077	90	8.4%
Postage	329	342	(13)	(3.8%)
Courier service	263	265	(2)	(0.8%)
Intangible amortization	352	359	(7)	(1.9%)
Operational losses	430	345	85	24.6%
Provision for foreclosed asset losses	94	43	51	118.6%
Foreclosed asset expense	38	114	(76)	(66.7%)
Assessments	420	578	(158)	(27.3%)
Merger and acquisition expense	—	162	(162)	(100.0%)
Litigation contingent liability	—	1,450	(1,450)	(100.0%)
Miscellaneous other expense	3,068	3,295	(227)	(6.9%)

Total other noninterest expense	15,410	18,222	(2,812)	(15.4%)

Total noninterest expense	$35,904	$38,267	($2,363)	(6.2%)

Average full time equivalent employees	1,007	1,001	6	0.6%
Merger & acquisition expense:
Base salaries	—	—
Professional fees	—	162
Advertising and marketing	—	—
Miscellaneous other expense	—	—

Total merger expense	—	162

Salary and benefit expenses increased $449,000 (2.2%) to $20,494,000 during the three months ended June 30, 2017 compared to $20,045,000 during the three months ended June 30, 2016. Base salaries, net of deferred loan origination costs increased $689,000 (5.3%) to $13,657,000. The increase in base salaries was due primarily to annual merit increases and a 0.6% increase in average full time equivalent employees to 1,007 from 1,001 in the year-ago quarter. Commissions and incentive compensation decreased $298,000 (12.1%) to $2,173,000 during the three months ended June 30, 2017 compared to the year-ago quarter due primarily to a decrease in commissions on loans as the increase in loan balances during the six months ended June 30, 2017 has been less than the increase in loan balances during the six months ended June 30, 2016. Benefits & other compensation expense increased $58,000 (1.3%) to $4,664,000 during the three months ended June 30, 2017 due primarily to increases in group insurance and employer tax expense that were partially offset by decreases in miscellaneous employee benefits.

Other noninterest expense decreased $2,812,000 (15.4%) to $15,410,000 during the three months ended June 30, 2017 compared to the three months ended June 30, 2016. The decrease in other noninterest expense was due primarily to the absence of any litigation settlement expense or merger expenses during the three months ended June 30, 2017 compared to a litigation settlement expense of $1,450,000, and merger expenses of $162,000 during the three months ended June 30, 2016, a $666,000 decrease in professional fees, a $543,000 decrease in change in reserve for unfunded commitments, and a $158,000 decrease in deposit insurance assessments that were partially offset by an increase of $176,000 in occupancy expense. The $666,000 decrease in professional fees was due to system conversion consulting fees incurred during the three months ended June 30, 2016. The $543,000 decrease in change in reserve for unfunded commitments was due to a substantial increase in unfunded construction and other loan commitments during the three months ended June 30, 2016, compared to a decrease in such unfunded commitments during the three months ended June 30, 2017. The $158,000 decrease in assessments was due the lowering of FDIC deposit insurance rates during the third quarter of 2016. The increase in occupancy expense was due primarily to increased building maintenance expense. Included in the results of the Company for the three months ended June 30, 2016 was $162,000 of nonrecurring noninterest expense related to the Company’s acquisition of three bank branches from Bank of America on March 18, 2016.

The effective combined Federal and State income tax rate on income was 36.0% and 36.9% for the three months ended June 30, 2017 and 2016, respectively. The effective combined Federal and State income tax rate was greater than the Federal statutory tax rate of 35.0% due to State income tax expense of $2,143,000 and $1,596,000, respectively, in these periods that were partially offset by the effects of tax-exempt income of $1,042,000 and $975,000, respectively, from investment securities, $627,000 and $919,000, respectively, from increase in cash value of life insurance, low-income housing tax credits of $191,000 and $73,000, respectively, and $607,000 and $0, respectively, of equity compensation excess tax benefits. The low income housing tax credits and the equity compensation excess tax benefits represent direct reductions in tax expense. These offsetting items helped to reduce the effective combined Federal and State income tax rate from the combined Federal and State statutory income tax rate of approximately 42.0%.

Richard Smith, President and CEO of the Company commented, “We are very pleased to report record earnings for the second quarter of 2017. Key drivers to our success in the quarter were improvements in interest income, noninterest income, and well managed operating expenses. Strong loan demand returned in the quarter following a slow start in the first quarter which was the result of our record wet winter season. Noninterest income showed strong broad based increases as a result of our new deposit product line-up. Our performance improvements in large part can be attributed to our technology investments in 2016, and we are pleased to see our company reap these benefits”.

Smith added, “Overall, our performance in the quarter was broad based and we continue to challenge ourselves with ideas and technological solutions to move forward in our efforts to provide new and efficient solutions for our customers.”

In addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competitive effects, fee and other noninterest income earned, the outcome of litigation, as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2016. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. The Company does not intend to update any of the forward-looking statements after the date of this release.

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Statement of Income Data
Interest income	$45,044	$43,484	$44,615	$43,709	$42,590
Interest expense	1,610	1,491	1,460	1,439	1,430
Net interest income	43,434	41,993	43,155	42,270	41,160
(Benefit from reversal of) provision for loan losses	(796)	(1,557)	(1,433)	(3,973)	(773)
Noninterest income:
Service charges and fees	9,479	8,907	9,800	8,022	8,099
Other income	3,431	2,796	2,662	3,044	3,146
Total noninterest income	12,910	11,703	12,462	11,066	11,245
Noninterest expense:
Base salaries net of deferred loan origination costs	13,657	13,390	14,074	13,419	12,968
Incentive compensation expense	2,173	2,198	1,864	2,798	2,471
Employee benefits and other compensation expense	4,664	5,305	4,616	4,644	4,606
Total salaries and benefits expense	20,494	20,893	20,554	20,861	20,045
Other noninterest expense	15,410	14,929	16,009	16,555	18,222
Total noninterest expense	35,904	35,822	36,563	37,416	38,267
Income before taxes	21,236	19,431	20,487	19,893	14,911
Net income	$13,589	$12,079	$12,533	$12,199	$9,405
Share Data
Basic earnings per share	$0.59	$0.53	$0.55	$0.53	$0.41
Diluted earnings per share	$0.58	$0.52	$0.54	$0.53	$0.41
Book value per common share	$21.76	$21.28	$20.87	$21.11	$20.76
Tangible book value per common share	$18.70	$18.20	$17.77	$17.99	$17.63
Shares outstanding	22,925,069	22,873,305	22,867,802	22,827,277	22,822,325
Weighted average shares	22,899,600	22,870,467	22,845,623	22,824,868	22,802,653
Weighted average diluted shares	23,240,112	23,231,778	23,115,708	23,098,534	23,070,151
Credit Quality
Nonperforming originated loans	$10,581	$13,234	$12,894	$13,083	$10,022
Total nonperforming loans	17,429	19,511	20,128	20,952	19,977
Foreclosed assets, net of allowance	3,489	3,529	3,986	4,124	3,842
Loans charged-off	2,512	409	635	664	641
Loans recovered	$434	$480	$1,087	$2,612	$536
Selected Financial Ratios
Return on average total assets	1.21%	1.08%	1.13%	1.11%	0.86%
Return on average equity	10.93%	9.97%	10.47%	10.15%	7.98%
Average yield on loans	5.23%	5.06%	5.38%	5.36%	5.32%
Average yield on interest-earning assets	4.42%	4.27%	4.42%	4.37%	4.28%
Average rate on interest-bearing liabilities	0.24%	0.22%	0.22%	0.22%	0.21%
Net interest margin (fully tax-equivalent)	4.26%	4.13%	4.28%	4.23%	4.13%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	$386	$112	$483	$777	$426
Discount accretion PCI - other loans	797	631	658	569	415
Discount accretion PNCI loans	987	798	637	883	1,459
All other loan interest income	$34,248	33,373	34,463	33,540	32,038
Total loan interest income	$36,418	$34,914	$36,241	$35,769	$34,338

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Balance Sheet Data
Cash and due from banks	$167,649	$323,706	$305,612	$315,088	$216,786
Securities, available for sale	672,569	571,719	550,233	510,209	529,017
Securities, held to maturity	559,518	580,137	602,536	641,149	674,412
Restricted equity securities	16,956	16,956	16,956	16,956	16,956
Loans held for sale	2,537	1,176	2,998	7,777	2,904
Loans:
Commercial loans	225,743	212,685	218,002	217,110	209,840
Consumer loans	355,852	353,150	375,629	377,016	381,114
Real estate mortgage loans	2,111,497	2,070,815	2,043,543	1,998,913	1,913,024
Real estate construction loans	133,301	124,542	122,419	119,187	149,652
Total loans, gross	2,826,393	2,761,192	2,759,593	2,712,226	2,653,630
Allowance for loan losses	(28,143)	(31,017)	(32,503)	(33,484)	(35,509)
Foreclosed assets	3,489	3,529	3,986	4,124	3,842
Premises and equipment	51,558	49,508	48,406	49,448	51,728
Cash value of life insurance	96,410	95,783	95,912	95,281	94,572
Goodwill	64,311	64,311	64,311	64,311	64,311
Other intangible assets	5,852	6,204	6,563	6,923	7,282
Mortgage servicing rights	6,596	6,860	6,595	6,208	6,720
Accrued interest receivable	11,605	11,236	12,027	10,819	11,602
Other assets	62,635	66,654	74,743	60,096	54,239
Total assets	$4,519,935	4,527,954	4,517,968	4,467,131	4,352,492
Deposits:
Noninterest-bearing demand deposits	1,261,355	1,254,431	1,275,745	1,221,503	1,181,702
Interest-bearing demand deposits	956,690	947,006	887,625	910,638	867,638
Savings deposits	1,346,016	1,370,015	1,397,036	1,366,892	1,346,269
Time certificates	314,361	327,432	335,154	336,979	345,787
Total deposits	3,878,422	3,898,884	3,895,560	3,836,012	3,741,396
Accrued interest payable	781	770	818	774	727
Reserve for unfunded commitments	2,599	2,734	2,719	2,908	2,883
Other liabilities	59,868	66,938	67,364	69,695	57,587
Other borrowings	22,560	15,197	17,493	19,235	19,464
Junior subordinated debt	56,761	56,713	56,667	56,617	56,567
Total liabilities	4,020,991	4,041,236	4,040,621	3,985,241	3,878,624
Total shareholders’ equity	498,944	486,718	477,347	481,890	473,868
Accumulated other comprehensive gain (loss)	(4,501)	(7,402)	(7,913)	4,953	6,073
Average loans	2,783,686	2,758,544	2,695,743	2,669,954	2,579,774
Average interest-earning assets	4,135,021	4,130,469	4,094,011	4,055,446	4,038,728
Average total assets	4,492,389	4,493,657	4,445,310	4,407,322	4,387,950
Average deposits	3,851,519	3,862,793	3,820,773	3,784,748	3,778,436
Average total equity	$497,225	$484,811	$478,993	$480,575	$471,362
Total risk based capital ratio	14.6%	14.9%	14.6%	14.7%	14.7%
Tier 1 capital ratio	13.8%	13.9%	13.6%	13.6%	13.6%
Tier 1 common equity ratio	12.2%	12.3%	12.0%	12.0%	12.0%
Tier 1 leverage ratio	11.0%	10.8%	10.6%	10.6%	10.4%
Tangible capital ratio	9.6%	9.3%	9.1%	9.3%	9.4%

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